CONTACT: Mark Kochvar Chief Financial Officer 724.465.4826 800 Philadelphia St. Indiana, PA mark.kochvar@stbank.com www.stbancorp.com
FOR IMMEDIATE RELEASE
S&T Bancorp, Inc. Announces Fourth Quarter and Full Year 2019 Results

Indiana, Pa. - January 30, 2020 - S&T Bancorp, Inc. (S&T) (NASDAQ: STBA), the holding company for S&T Bank, with operations in five markets including Western Pennsylvania, Eastern Pennsylvania, Northeast Ohio, Central Ohio, and Upstate New York, announced its fourth quarter and full year 2019 earnings. Net income was $22.3 million, or $0.62 per diluted share, for the fourth quarter compared to net income of $26.9 million, or $0.79 per diluted share, for the third quarter of 2019, and $26.9 million, or $0.77 per diluted share, for the fourth quarter of 2018. The merger with DNB Financial Corporation (DNB) closed on November 30, 2019 and the fourth quarter of 2019 results included merger related expenses of $10.2 million, or $0.23 per diluted share.
Net income was $98.2 million, or $2.82 per diluted share, for the year ended December 31, 2019 compared to net income of $105.3 million, or $3.01 per diluted share, for 2018. The full year 2019 results included $11.4 million, or $0.27 per diluted share, of merger related expenses.
Fourth Quarter of 2019 Highlights:

•	S&T expands further into eastern Pennsylvania with the closing of the DNB merger.

•	S&T now has $8.8 billion in assets and a market capitalization of approximately $1.6 billion at December 31, 2019.

•
Return on average assets (ROA) was 1.11%, return on average equity (ROE) was 8.30% and return on average tangible equity (ROTE) was 12.04% (non-GAAP). Excluding $10.2 million of merger related expenses ROA was 1.53% (non-GAAP), ROE was 11.38% (non-GAAP) and ROTE was 16.46% (non-GAAP) .

•	S&T's Board of Directors declared a $0.28 per share dividend which is an increase of 3.7% compared to a $0.27 dividend in the same period last year.
Full Year 2019 Highlights:

•
In addition to the acquisition of DNB in eastern Pennsylvania, S&T expanded its presence in Ohio with the opening of new branches in central Ohio (Hilliard) and northeast Ohio (Cuyahoga Falls) and loan production offices in Upstate NY (Buffalo) and eastern Pennsylvania (Greater Berks).

•	Portfolio loans increased $291 million, or 5%, excluding the DNB merger.

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S&T Earnings Release - 2

•	Deposits increased $372 million, or 6.6%, excluding the DNB merger.

•	ROA was 1.32%, ROE was 9.98% and ROTE was 14.41% (non-GAAP). Excluding $11.4 million of merger related expenses ROA was 1.45% (non-GAAP), ROE was 10.92% (non-GAAP) and ROTE was 15.76% (non-GAAP).

•	Full year 2019 dividends declared increased 10.1% to $1.09 compared to $0.99 in 2018.

“We are proud of the growth achieved during 2019 through expansion in our existing markets and extending our eastern Pennsylvania presence with the closing of the DNB merger,” said Todd Brice, chief executive officer of S&T. “We have a lot of momentum as we enter 2020 with great people and a solid plan to execute on our market-based strategy.”
Merger with DNB Financial Corporation
The merger between S&T and DNB Financial Corporation (DNB) closed on November 30, 2019. The merger expanded S&T's footprint in eastern Pennsylvania gaining a new presence in the counties of Chester, Delaware and Philadelphia. The merger was valued at $201 million, or $37.72 per share, and added approximately $900 million of loans and $991 million of deposits at December 31, 2019. DNB’s results were included in S&T’s consolidated financial statements beginning December 1, 2019. Merger related expenses were $10.2 million, or $0.23 per diluted share, for the fourth quarter of 2019 and $11.4 million, or $0.27 per diluted share for the full year 2019.
Fourth Quarter of 2019 Results (three months ended December 31, 2019)
Net Interest Income
Net interest income increased $3.2 million to $64.4 million compared to $61.2 million in the third quarter of 2019. The increase in net interest income was due to one month of net interest income from the merger. Average loans, excluding the merger, increased $116.5 million compared to the third quarter of 2019. Net interest margin on a fully taxable equivalent basis (FTE) (non-GAAP) declined 7 basis points to 3.55% compared to 3.62% in the prior quarter primarily due to decreases in short-term rates. Loan rates decreased 18 basis points to 4.77% and total interest-bearing deposit costs decreased 14 basis points to 1.30%.
Asset Quality
Net charge-offs were $2.0 million, or 0.12% of average loans on an annualized basis, in the fourth quarter of 2019 compared to net charge-offs of $4.3 million, or 0.28% of average loans on an annualized basis, in the third quarter of 2019. The provision for loan losses was $2.1 million in the fourth quarter of 2019 compared to $4.9 million in the third quarter of 2019. Total nonperforming loans increased $4.1 million to $54.1 million, or 0.76% of total loans, at December 31, 2019 compared to $50.0 million, or 0.81% of total loans, at September 30, 2019. The allowance for loan losses was $62.2 million, or 0.87% of total portfolio loans, at December 31, 2019 compared to $62.1 million, or 1.00% of total portfolio loans, at September 30, 2019. The decrease in the allowance for loan loss to total portfolio loans is related to the addition of approximately $900 million of loans from the merger which were recorded at fair value on November 30, 2019.

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S&T Earnings Release - 3

Noninterest Income and Expense
Noninterest income increased $2.1 million to $15.2 million in the fourth quarter of 2019 compared to $13.1 million in the third quarter of 2019. The increase in other income of $1.6 million related mainly to higher commercial loan swap fees of $0.9 million during the quarter as we continue to see a high demand for this product in the current rate environment.

Noninterest expense increased $12.5 million to $50.2 million in the fourth quarter of 2019 compared to $37.7 million in the third quarter of 2019. The increase in noninterest expense was mainly due to a $9.6 million increase in merger related expenses compared to the third quarter of 2019. FDIC insurance expense increased $0.9 million compared to the third quarter of 2019 due to the Small Bank Assessment Credits that were received in the third quarter of 2019. The fourth quarter FDIC assessment was partially offset by $0.5 million of credits. Other taxes decreased $2.4 million compared to the third quarter of 2019 mainly due to a one-time adjustment related to a state sales tax assessment.
Financial Condition
Total assets increased $1.2 billion to $8.8 billion at December 31, 2019 compared to $7.6 billion at September 30, 2019. The merger added $1.1 billion of assets, $900 million of loans and $991 million of deposits. Excluding the merger, total portfolio loans increased $42.1 million, or 2.7% annualized, compared to September 30, 2019 with growth mainly in the commercial real estate portfolio. Excluding the merger, total deposits increased $63.3 million, or 4.2% annualized, with growth mainly in money market and demand accounts.

All capital ratios increased at December 31, 2019 compared to September 30, 2019. All capital ratios remain above the well-capitalized thresholds of federal bank regulatory agencies.
Full Year 2019 Results (twelve months ended December 31, 2019)
Full year net income was $98.2 million, or $2.82 per diluted share, for the year ended December 31, 2019 compared to net income of $105.3 million, or $3.01 per diluted share, for 2018. DNB’s results were included in S&T’s consolidated financial statements beginning December 1, 2019. Merger related expenses were $11.4 million, or $0.27 per diluted share, for the full year 2019.
Net interest income increased $12.4 million, or 5.3% compared to 2018. Net interest margin (FTE) (non-GAAP) remained unchanged at 3.64% for both 2019 and 2018. Noninterest income increased $3.4 million compared to the prior year related to higher other income of $6.1 million offset by a decrease in wealth management fees of $1.5 million and a $1.9 million gain on the sale of a majority interest of our insurance business in 2018. The increase in other income related mainly to higher commercial loan swap fees of $4.3 million due to a high demand for this product in the current rate environment. Noninterest expense increased $21.7 million in part due to merger related expenses of $11.4 million, an increase of $7.9 million in salaries and employee benefits and an increase of $3.8 million in data processing and information technology. These expense increases were partially offset by a $2.8 million decrease in other taxes mainly due to a one-time adjustment related to a state sales tax assessment and a decrease of $2.5 million in FDIC insurance primarily due to Small Bank Assessment credits that were received during 2019. The efficiency ratio (non-GAAP) for 2019, excluding merger related expenses, was 51.39% compared to 50.60% for 2018. To view an infographic featuring 2019 highlights, click here. [Refer to Exhibit 99.2]

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S&T Earnings Release - 4

Dividend
The Board of Directors of S&T declared a $0.28 per share cash dividend at its regular meeting held January 27, 2020. This is an increase of 3.7% compared to a common stock dividend of $0.27 per share declared in the same period in the prior year. The dividend is payable February 27, 2020 to shareholders of record on February 13, 2020. Dividends declared in 2019 increased $0.10, or 10.1%, to $1.09 compared to $0.99 for 2018.
Non-GAAP Financial Measures
This release presents certain non-GAAP financial measures. For a reconciliation to the most directly comparable GAAP measures, see "Definitions and Reconciliation of GAAP to Non-GAAP Financial Measures" in the accompanying tables.
Conference Call
S&T will host its fourth quarter 2019 earnings conference call live over the Internet at 1:00 p.m. ET on Thursday, January 30, 2020. To access the webcast, go to S&T’s webpage at www.stbancorp.com and click on “Events & Presentations.” Select "4th Quarter 2019 Conference Call” and follow the instructions. After the live presentation, the webcast will be archived on this website for at least 90 days. A replay of the call will also be available until February 6, 2020, by dialing 1.877.481.4010; the Conference ID is 57050.
About S&T Bancorp, Inc.
S&T Bancorp, Inc. is an $8.8 billion bank holding company that is headquartered in Indiana, Pennsylvania and trades on the NASDAQ Global Select Market under the symbol STBA. Its principal subsidiary, S&T Bank, was recently named by Forbes as a 2019 World's Best Bank. Established in 1902, S&T Bank operates in five markets including Western Pennsylvania, Eastern Pennsylvania, Northeast Ohio, Central Ohio, and Upstate New York. For more information visit stbancorp.com, stbank.com, and follow us on Facebook, Instagram, and  LinkedIn.
This information contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to our financial condition, results of operations, plans, objectives, outlook for earnings, revenues, expenses, capital and liquidity levels and ratios, asset levels, asset quality, financial position, and other matters regarding or affecting S&T and its future business and operations. Forward-looking statements are typically identified by words or phrases such as “will likely result”, “expect”, “anticipate”, “estimate”, “forecast”, “project”, “intend”, “ believe”, “assume”, “strategy”, “trend”, “plan”, “outlook”, “outcome”, “continue”, “remain”, “potential”, “opportunity”, “believe”, “comfortable”, “current”, “position”, “maintain”, “sustain”, “seek”, “achieve” and variations of such words and similar expressions, or future or conditional verbs such as will, would, should, could or may. Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. The matters discussed in these forward-looking statements are subject to various risks, uncertainties and other factors that could cause actual results and trends to differ materially from those made, projected, or implied in or by the forward-looking statements depending on a variety of uncertainties or other factors including, but not limited to: credit losses; cyber-security concerns; rapid technological developments and changes; sensitivity to the interest rate environment including a prolonged period of low interest rates, a rapid increase in interest rates or a change in the shape of the yield curve; a change in spreads on interest-

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S&T Earnings Release - 5

earning assets and interest-bearing liabilities; regulatory supervision and oversight; legislation affecting the financial services industry as a whole, and S&T, in particular; the outcome of pending and future litigation and governmental proceedings; increasing price and product/service competition; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; managing our internal growth and acquisitions; the possibility that the anticipated benefits from acquisitions cannot be fully realized in a timely manner or at all, or that integrating the acquired operations will be more difficult, disruptive or costly than anticipated; containing costs and expenses; reliance on significant customer relationships; general economic or business conditions; deterioration of the housing market and reduced demand for mortgages; deterioration in the overall macroeconomic conditions or the state of the banking industry that could warrant further analysis of the carrying value of goodwill and could result in an adjustment to its carrying value resulting in a non-cash charge to net income; re-emergence of turbulence in significant portions of the global financial and real estate markets that could impact our performance, both directly, by affecting our revenues and the value of our assets and liabilities, and indirectly, by affecting the economy generally and access to capital in the amounts, at the times and on the terms required to support our future businesses. Many of these factors, as well as other factors, are described in our filings with the SEC. Forward-looking statements are based on beliefs and assumptions using information available at the time the statements are made. We caution you not to unduly rely on forward-looking statements because the assumptions, beliefs, expectations and projections about future events may, and often do, differ materially from actual results. Any forward-looking statement speaks only as to the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect developments occurring after the statement is made.

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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release - 6

	2019	2019	2018
	Fourth	Third	Fourth
(dollars in thousands, except per share data)	Quarter	Quarter	Quarter
INTEREST AND DIVIDEND INCOME
Loans, including fees	$77,426	$75,080	$71,515
Investments:
Taxable	3,744	3,552	3,746
Tax-exempt	836	787	845
Dividends	451	394	483
Total Interest and Dividend Income	82,457	79,813	76,589

INTEREST EXPENSE
Deposits	15,783	16,207	12,973
Borrowings and junior subordinated debt securities	2,262	2,410	3,774
Total Interest Expense	18,045	18,617	16,747

NET INTEREST INCOME	64,412	61,196	59,842
Provision for loan losses	2,105	4,913	2,716
Net Interest Income After Provision for Loan Losses	62,307	56,283	57,126

NONINTEREST INCOME
Net (loss) gain on sale of securities	(26)	—	—
Service charges on deposit accounts	3,540	3,412	3,071
Debit and credit card	3,454	3,475	3,192
Wealth management	2,412	2,101	2,302
Mortgage banking	765	594	630
Other	5,086	3,481	1,900
Total Noninterest Income	15,231	13,063	11,095

NONINTEREST EXPENSE
Salaries and employee benefits	22,851	19,936	18,913
Merger related expenses	10,179	552	—
Data processing and information technology	4,141	3,681	3,024
Net occupancy	3,219	2,898	2,697
Furniture, equipment and software	2,337	2,090	1,988
Marketing	1,116	1,062	1,276
Professional services and legal	862	1,054	1,011
FDIC insurance	222	(675)	645
Other taxes	(818)	1,540	1,255
Other	6,069	5,529	5,606
Total Noninterest Expense	50,178	37,667	36,415

Income Before Taxes	27,360	31,679	31,806
Provision for income taxes	5,091	4,743	4,952

Net Income	$22,269	$26,936	$26,854

Per Share Data:
Shares outstanding at end of period	39,560,304	34,244,719	34,683,874
Average diluted shares outstanding	35,913,237	34,170,281	34,867,171
Diluted earnings per share	$0.62	$0.79	$0.77
Dividends declared per share	$0.28	$0.27	$0.27
Dividend yield (annualized)	2.78%	2.96%	2.85%
Dividends paid to net income	42.94%	34.30%	35.09%
Book value	$30.13	$28.69	$26.98
Tangible book value (1)	$20.52	$20.25	$18.63
Market value	$40.29	$36.53	$37.84

Profitability Ratios (annualized)
Return on average assets	1.11%	1.45%	1.50%
Return on average shareholders' equity	8.30%	10.97%	11.50%
Return on average tangible shareholders' equity (2)	12.04%	15.69%	16.82%
Efficiency ratio (FTE) (3)	49.64%	49.36%	50.64%

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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release - 7

	For the Twelve Months Ended December 31,
(dollars in thousands, except per share data)	2019	2018
INTEREST AND DIVIDEND INCOME
Loans, including fees	$300,625	$269,811
Investment:
Taxable	14,733	14,342
Tax-exempt	3,302	3,449
Dividends	1,824	2,224
Total Interest and Dividend Income	320,484	289,826

INTEREST EXPENSE
Deposits	63,026	40,856
Borrowings and junior subordinated debt securities	10,667	14,532
Total Interest Expense	73,693	55,388

NET INTEREST INCOME	246,791	234,438
Provision for loan losses	14,873	14,995
Net Interest Income After Provision for Loan Losses	231,918	219,443

NONINTEREST INCOME
Net (loss) gain on sale of securities	(26)	—
Service charges on deposit accounts	13,316	13,096
Debit and credit card	13,405	12,679
Wealth management	8,623	10,084
Mortgage banking	2,491	2,762
Gain on sale of a majority interest of insurance business	—	1,873
Other	14,749	8,687
Total Noninterest Income	52,558	49,181

NONINTEREST EXPENSE
Salaries and employee benefits	83,986	76,108
Merger related expenses	11,350	—
Data processing and information technology	14,468	10,633
Net occupancy	12,103	11,097
Furniture, equipment and software	8,958	8,083
Marketing	4,631	4,192
Professional services and legal	4,244	4,132
Other taxes	3,364	6,183
FDIC insurance	758	3,238
Other	23,254	21,779
Total Noninterest Expense	167,116	145,445

Income Before Taxes	117,360	123,179
Provision for income taxes	19,126	17,845

Net Income	$98,234	$105,334

Per Share Data:
Average diluted shares outstanding	34,679,478	34,975,409
Diluted earnings per share	$2.82	$3.01
Dividends declared per share	$1.09	$0.99
Dividends paid to net income	38.03%	32.79%

Profitability Ratios
Return on average assets	1.32%	1.50%
Return on average shareholders' equity	9.98%	11.60%
Return on average tangible shareholders' equity (6)	14.41%	17.14%
Efficiency ratio (FTE) (7)	51.39%	50.60%

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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release - 8

	2019	2019	2018
	Fourth	Third	Fourth
(dollars in thousands)	Quarter	Quarter	Quarter
ASSETS
Cash and due from banks, including interest-bearing deposits	$169,304	$173,609	$155,489
Federal funds sold	28,519	—	—
Securities, at fair value	784,283	669,226	684,872
Loans held for sale	5,256	8,371	2,371
Commercial loans:
Commercial real estate	3,416,518	2,922,197	2,921,832
Commercial and industrial	1,720,833	1,626,854	1,493,416
Commercial construction	375,445	314,813	257,197
Total Commercial Loans	5,512,796	4,863,864	4,672,445
Consumer loans:
Residential mortgage	998,585	770,882	726,679
Home equity	538,348	475,024	471,562
Installment and other consumer	79,033	74,460	67,546
Consumer construction	8,390	11,535	8,416
Total Consumer Loans	1,624,356	1,331,901	1,274,203
Total Portfolio Loans	7,137,152	6,195,765	5,946,648
Allowance for loan losses	(62,224)	(62,115)	(60,996)
Total Portfolio Loans, Net	7,074,928	6,133,650	5,885,652
Federal Home Loan Bank and other restricted stock, at cost	22,977	25,397	29,435
Goodwill	371,621	287,446	287,446
Other assets	307,762	274,292	206,956
Total Assets	$8,764,649	$7,571,991	$7,252,221

LIABILITIES
Deposits:
Noninterest-bearing demand	$1,698,082	$1,490,409	$1,421,156
Interest-bearing demand	962,331	751,881	573,693
Money market	1,949,811	1,660,569	1,482,065
Savings	830,919	753,464	784,970
Certificates of deposit	1,595,433	1,326,369	1,412,038
Total Deposits	7,036,576	5,982,692	5,673,922

Borrowings:
Securities sold under repurchase agreements	19,888	13,925	18,383
Short-term borrowings	281,319	370,000	470,000
Long-term borrowings	50,868	69,156	70,314
Junior subordinated debt securities	64,277	45,619	45,619
Total Borrowings	416,352	498,700	604,316
Other liabilities	119,723	108,152	38,222
Total Liabilities	7,572,651	6,589,544	6,316,460

SHAREHOLDERS' EQUITY
Total Shareholders' Equity	1,191,998	982,447	935,761
Total Liabilities and Shareholders' Equity	$8,764,649	$7,571,991	$7,252,221

Capitalization Ratios
Shareholders' equity / assets	13.60%	12.97%	12.90%
Tangible common equity / tangible assets (4)	9.68%	9.52%	9.28%
Tier 1 leverage ratio	10.29%	10.20%	10.05%
Common equity tier 1 capital	11.43%	11.17%	11.38%
Risk-based capital - tier 1	11.84%	11.49%	11.72%
Risk-based capital - total	13.22%	12.92%	13.21%

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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release - 9

	2019		2019		2018
	Fourth		Third		Fourth
(dollars in thousands)	Quarter		Quarter		Quarter
Net Interest Margin (FTE) (QTD Averages)
ASSETS
Interest-bearing deposits with banks	$82,255	1.44%	$53,725	2.32%	$56,790	2.03%
Securities, at fair value	696,889	2.61%	661,752	2.59%	678,832	2.70%
Loans held for sale	3,582	3.56%	2,712	3.98%	1,022	4.05%
Commercial Loans:
Commercial real estate	3,056,513	4.77%	2,922,767	4.89%	2,869,532	4.91%
Commercial and industrial	1,666,061	4.77%	1,566,369	5.06%	1,469,534	4.94%
Commercial construction	339,274	4.71%	282,175	5.14%	266,922	4.91%
Total Commercial Loans	5,061,848	4.77%	4,771,311	4.96%	4,605,988	4.92%
Consumer Loans:
Residential mortgage	850,566	4.42%	753,649	4.41%	705,082	4.36%
Home equity	499,520	5.03%	469,567	5.36%	471,830	5.15%
Installment and other consumer	76,029	7.13%	72,606	7.10%	67,444	7.00%
Consumer construction	12,021	4.96%	11,056	5.39%	7,077	5.29%
Total Consumer Loans	1,438,136	4.78%	1,306,878	4.91%	1,251,433	4.80%
Total Portfolio Loans	6,499,984	4.77%	6,078,189	4.95%	5,857,421	4.90%
Total Loans	6,503,566	4.77%	6,080,901	4.95%	5,858,443	4.90%
Federal Home Loan Bank and other restricted stock	21,791	7.44%	19,981	7.00%	28,025	6.27%
Total Interest-earning Assets	7,304,501	4.53%	6,816,359	4.70%	6,622,090	4.65%
Noninterest-earning assets	619,586		538,514		499,254
Total Assets	$7,924,087		$7,354,873		$7,121,344

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Interest-bearing demand	$810,909	0.75%	$655,735	0.72%	$568,735	0.39%
Money market	1,791,981	1.53%	1,709,248	1.83%	1,418,220	1.69%
Savings	783,990	0.26%	749,287	0.24%	798,734	0.24%
Certificates of deposit	1,417,619	1.91%	1,345,474	1.97%	1,354,538	1.72%
Total Interest-bearing Deposits	4,804,499	1.30%	4,459,744	1.44%	4,140,227	1.24%
Borrowings:
Securities sold under repurchase agreements	14,046	0.75%	14,030	0.73%	45,101	0.62%
Short-term borrowings	241,368	2.08%	218,799	2.47%	433,642	2.54%
Long-term borrowings	56,026	2.63%	69,421	2.68%	52,949	2.75%
Junior subordinated debt securities	54,801	4.33%	45,619	4.82%	45,619	4.86%
Total Borrowings	366,241	2.45%	347,869	2.75%	577,311	2.59%
Total Interest-bearing Liabilities	5,170,740	1.38%	4,807,613	1.54%	4,717,538	1.41%
Noninterest-bearing liabilities	1,689,076		1,573,549		1,477,024

SHAREHOLDERS' EQUITY
Total Shareholders' Equity	1,064,271		973,711		926,782
Total Liabilities and Shareholders' Equity	$7,924,087		$7,354,873		$7,121,344

Net Interest Margin (5)		3.55%		3.62%		3.65%

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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release - 10

	For the Twelve Months Ended December 31,
(dollars in thousands)	2019		2018
Net Interest Margin (FTE) (YTD Averages)
ASSETS
Interest-bearing deposits with banks	$59,941	2.06%	$56,210	1.85%
Securities, at fair value	678,069	2.64%	682,806	2.62%
Loans held for sale	2,169	3.88%	1,515	5.60%
Commercial Loans:
Commercial real estate	2,945,278	4.92%	2,779,096	4.75%
Commercial and industrial	1,575,485	5.04%	1,441,560	4.70%
Commercial construction	278,665	5.11%	314,265	4.79%
Total Commercial Loans	4,799,428	4.97%	4,534,921	4.74%
Consumer Loans:
Residential mortgage	765,604	4.43%	696,849	4.27%
Home equity	475,149	5.31%	474,538	4.84%
Installment and other consumer	72,283	7.16%	67,047	6.85%
Consumer construction	10,896	5.44%	5,336	5.00%
Total Consumer Loans	1,323,932	4.90%	1,243,770	4.63%
Total Portfolio Loans	6,123,360	4.95%	5,778,691	4.72%
Total Loans	6,125,529	4.95%	5,780,206	4.72%
Federal Home Loan Bank and other restricted stock	21,833	7.52%	30,457	6.74%
Total Interest-earning Assets	6,885,372	4.71%	6,549,679	4.48%
Noninterest-earning assets	550,164		494,149
Total Assets	$7,435,536		$7,043,828

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Interest-bearing demand	$641,403	0.61%	$570,459	0.33%
Money market	1,691,910	1.79%	1,299,185	1.40%
Savings	766,142	0.25%	836,747	0.21%
Certificates of deposit	1,396,706	1.93%	1,328,985	1.43%
Total Interest-bearing Deposits	4,496,161	1.40%	4,035,376	1.01%
Borrowings:
Securities sold under repurchase agreements	16,863	0.65%	45,992	0.48%
Short-term borrowings	255,264	2.51%	525,172	2.11%
Long-term borrowings	66,392	2.76%	47,986	2.35%
Junior subordinated debt securities	47,934	4.82%	45,619	4.60%
Total Borrowings	386,453	2.76%	664,769	2.19%
Total Interest-bearing Liabilities	4,882,614	1.51%	4,700,145	1.18%
Noninterest-bearing liabilities	1,569,014		1,435,328

SHAREHOLDERS' EQUITY
Total Shareholders' Equity	983,908		908,355
Total Liabilities and Shareholders' Equity	$7,435,536		$7,043,828

Net Interest Margin (8)		3.64%		3.64%

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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release - 11

	2019		2019		2018
	Fourth		Third		Fourth
(dollars in thousands)	Quarter		Quarter		Quarter
Nonperforming Loans (NPL)
Commercial loans:		% NPL		% NPL		% NPL
Commercial real estate	$29,140	0.85%	$33,740	1.15%	$12,052	0.41%
Commercial and industrial	13,982	0.81%	4,206	0.26%	8,960	0.60%
Commercial construction	737	0.20%	1,143	0.36%	14,193	5.52%
Total Nonperforming Commercial Loans	43,859	0.80%	39,089	0.80%	35,205	0.75%
Consumer loans:
Residential mortgage	7,519	0.75%	7,384	0.96%	7,128	0.98%
Home equity	2,639	0.49%	3,492	0.74%	3,698	0.78%
Installment and other consumer	40	0.05%	18	0.02%	42	0.06%
Total Nonperforming Consumer Loans	10,198	0.63%	10,894	0.81%	10,868	0.85%
Total Nonperforming Loans	$54,057	0.76%	$49,983	0.81%	$46,073	0.77%

	2019	2019	2018
	Fourth	Third	Fourth
(dollars in thousands)	Quarter	Quarter	Quarter
Loan Charge-offs/(Recoveries)
Charge-offs	$2,798	$4,700	$3,279
Recoveries	(802)	(423)	(1,002)
Net Loan Charge-offs/(Recoveries)	$1,996	$4,277	$2,277

Net Loan Charge-offs (Recoveries)
Commercial Loans:
Commercial real estate	$829	$2,298	($17)
Commercial and industrial	(121)	1,257	(567)
Commercial construction	404	(1)	2,308
Total Commercial Loan Charge-offs/(Recoveries)	1,112	3,554	1,724
Consumer loans:
Residential mortgage	112	289	191
Home equity	383	13	133
Installment and other consumer	389	421	297
Consumer construction	—	—	(68)
Total Consumer Loan Charge-offs	884	723	553
Total Net Loan Charge-offs/(Recoveries)	$1,996	$4,277	$2,277

	For the Twelve Months Ended December 31,
(dollars in thousands)	2019	2018
Loan Charge-offs/(Recoveries)
Charge-offs	$16,189	$14,589
Recoveries	(2,544)	(4,200)
Net Loan Charge-offs/(Recoveries)	$13,645	$10,389

Net Loan Charge-offs (Recoveries)
Commercial loans:
Commercial real estate	$3,527	$63
Commercial and industrial	7,540	6,851
Commercial construction	401	1,495
Total Commercial Loan Charge-offs/(Recoveries)	11,468	8,409
Consumer loans:
Residential mortgage	364	394
Home equity	434	541
Installment and other consumer	1,461	1,202
Consumer construction	(82)	(157)
Total Consumer Loan Charge-offs/(Recoveries)	2,177	1,980
Total Net Loan Charge-offs/(Recoveries)	$13,645	$10,389

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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release - 12

	2019	2019	2018
	Fourth	Third	Fourth
(dollars in thousands)	Quarter	Quarter	Quarter
Asset Quality Data
Nonperforming loans	$54,057	$49,983	$46,073
OREO	3,525	1,724	3,092
Nonperforming assets	57,582	51,707	49,165
Troubled debt restructurings (nonaccruing)	8,912	14,496	11,088
Troubled debt restructurings (accruing)	36,960	38,434	16,786
Total troubled debt restructurings	45,872	52,930	27,874
Nonperforming loans / loans	0.76%	0.81%	0.77%
Nonperforming assets / loans plus OREO	0.81%	0.83%	0.83%
Allowance for loan losses / total portfolio loans	0.87%	1.00%	1.03%
Allowance for loan losses / nonperforming loans	115%	124%	132%
Net loan charge-offs / (recoveries)	$1,996	$4,277	$2,277
Net loan charge-offs(recoveries) (annualized) / average loans	0.12%	0.28%	0.15%

		For the Twelve Months Ended December 31,
(dollars in thousands)		2019	2018
Asset Quality Data
Net loan charge-offs / (recoveries)		$13,645	$10,389
Net loan charge-offs(recoveries) / average loans		0.22%	0.18%

Definitions and Reconciliation of GAAP to Non-GAAP Financial Measures:

The following profitability metrics are adjusted to exclude merger related expenses from the DNB merger in the fourth quarter and for the twelve months ended December 31, 2019.

	2019	2019
	Fourth	Twelve Months Ended December 31,
	Quarter
Return on Average Tangible Shareholders' Equity (non-GAAP)
Net income	$22,269	$98,234
Adjust for merger related expenses	10,179	11,350
Tax effect of merger related expenses	(1,912)	(2,106)
Net income excluding merger related expenses	$30,536	$107,478
Net income excluding merger related expenses (quarterly annualized)	$121,148	$107,478
Plus: amortization of intangibles (quarterly annualized)	1,298	836
Tax effect of amortization of intangibles (quarterly annualized)	(273)	(176)
Net income before amortization of intangibles (quarterly annualized)	$122,173	$108,138

Average total shareholders' equity	$1,064,271	$983,908
Less: average goodwill and other intangible assets	(323,281)	(298,228)
Tax effect of other intangible assets	1,077	639
Average tangible equity (non-GAAP)	$742,067	$686,319
Return on average tangible shareholders' equity (non-GAAP)	16.46%	15.76%

Return on Average Assets (non-GAAP)
Net income excluding merger related expenses (quarterly annualized)	$121,148	$107,478
Average total assets	7,924,087	7,435,536
Return on average assets (non-GAAP)	1.53%	1.45%

Return on Average Equity (non-GAAP)
Net income excluding merger related expenses (quarterly annualized)	$121,148	$107,478
Average total shareholders' equity	1,064,271	983,908
Return on average shareholders' equity (non-GAAP)	11.38%	10.92%

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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release - 13

	2019	2019	2018
	Fourth	Third	Fourth
	Quarter	Quarter	Quarter

(1) Tangible Book Value (non-GAAP)
Total shareholders' equity	$1,191,998	$982,447	$935,761
Less: goodwill and other intangible assets	(382,540)	(289,538)	(290,047)
Tax effect of other intangible assets	2,293	439	546
Tangible common equity (non-GAAP)	$811,751	$693,348	$646,260
Common shares outstanding	39,560	34,245	34,684
Tangible book value (non-GAAP)	$20.52	$20.25	$18.63

(2) Return on Average Tangible Shareholders' Equity (non-GAAP)
Net income (annualized)	$88,350	$106,865	$106,540
Plus: amortization of intangibles (annualized)	1,298	647	811
Tax effect of amortization of intangibles (annualized)	(273)	(136)	(170)
Net income before amortization of intangibles (annualized)	$89,375	$107,376	$107,181

Average total shareholders' equity	$1,064,271	$973,711	$926,782
Less: average goodwill and other intangible assets	(323,281)	(289,622)	(290,045)
Tax effect of average other intangible assets	1,077	457	546
Average tangible equity (non-GAAP)	$742,067	$684,546	$637,283
Return on average tangible shareholders' equity (non-GAAP)	12.04%	15.69%	16.82%

(3) Efficiency Ratio (non-GAAP)
Noninterest expense	$50,178	$37,667	$36,415
Less: merger related expenses	(10,179)	(552)	—
Noninterest expense excluding nonrecurring items	$39,999	$37,115	$36,415

Net interest income per consolidated statements of net income	$64,412	$61,196	$59,842
Less: net (gains)losses on sale of securities	26	—	—
Plus: taxable equivalent adjustment	903	934	974
Net interest income (FTE) (non-GAAP)	$65,341	$62,130	$60,816
Noninterest income	15,231	13,063	11,095
Net interest income (FTE) (non-GAAP) plus noninterest income	$80,572	$75,193	$71,911
Efficiency ratio (non-GAAP)	49.64%	49.36%	50.64%

(4) Tangible Common Equity / Tangible Assets (non-GAAP)
Total shareholders' equity	$1,191,998	$982,447	$935,761
Less: goodwill and other intangible assets	(382,540)	(289,538)	(290,047)
Tax effect of other intangible assets	2,293	439	546
Tangible common equity (non-GAAP)	$811,751	$693,348	$646,260

Total assets	$8,764,649	$7,571,991	$7,252,221
Less: goodwill and other intangible assets	(382,540)	(289,538)	(290,047)
Tax effect of other intangible assets	2,293	439	546
Tangible assets (non-GAAP)	$8,384,402	$7,282,892	$6,962,720
Tangible common equity to tangible assets (non-GAAP)	9.68%	9.52%	9.28%

(5) Net Interest Margin Rate (FTE) (non-GAAP)
Interest income	$82,457	$79,813	$76,589
Less: interest expense	(18,045)	(18,617)	(16,747)
Net interest income per consolidated statements of net income	$64,412	$61,196	$59,842
Plus: taxable equivalent adjustment	903	934	974
Net interest income (FTE) (non-GAAP)	$65,315	$62,130	$60,816
Net interest income (FTE) (annualized)	$259,130	$246,494	$241,281
Average earning assets	$7,304,501	$6,816,359	$6,622,090
Net interest margin (FTE) (non-GAAP)	3.55%	3.62%	3.65%

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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release - 14

	For the Twelve Months Ended December 31,
	2019	2018

(6) Return on Average Tangible Shareholders' Equity (non-GAAP)
Net income	$98,234	$105,334
Plus: amortization of intangibles	836	861
Tax effect of amortization of intangibles	(176)	(181)
Net income before amortization of intangibles	$98,894	$106,014

Average total shareholders' equity	$983,908	$908,355
Less: average goodwill and other intangible assets	(298,228)	(290,380)
Tax effect of other intangible assets	639	614
Average tangible equity (non-GAAP)	$686,319	$618,589
Return on average tangible shareholders' equity (non-GAAP)	14.41%	17.14%

(7) Efficiency Ratio (non-GAAP)
Noninterest expense	$167,116	$145,445
Less: merger related expenses	(11,350)	—
Noninterest expense excluding nonrecurring items	$155,766	$145,445

Net interest income per consolidated statements of net income	$246,791	$234,438
Less: net (gains)losses on sale of securities	26	—
Plus: taxable equivalent adjustment	3,757	3,804
Net interest income (FTE) (non-GAAP)	$250,574	$238,242
Noninterest income	52,558	49,181
Net interest income (FTE) (non-GAAP) plus noninterest income	$303,132	$287,423
Efficiency ratio (non-GAAP)	51.39%	50.60%

(8) Net Interest Margin Rate (FTE) (non-GAAP)
Interest income	$320,484	$289,826
Less: interest expense	(73,693)	(55,388)
Net interest income per consolidated statements of net income	$246,791	$234,438
Plus: taxable equivalent adjustment	3,757	3,804
Net interest income (FTE) (non-GAAP)	$250,548	$238,242
Average earning assets	$6,885,372	$6,549,679
Net interest margin (FTE) (non-GAAP)	3.64%	3.64%